EX-28.n.1

FORM OF

DFA INVESTMENT DIMENSIONS GROUP INC.

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

I. INTRODUCTION

This Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (the “Plan”) has been adopted by a majority of the Board of Directors of DFA Investment Dimensions Group Inc. (the “Company”), including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company (together, the “Independent Directors”), pursuant to Rule 18f-3 under the 1940 Act, with respect to each series of the Company listed on Exhibit A to this Plan (each a “Fund,” and together, the “Funds”).

The Plan designates the share classes offered by the Company: Institutional Class, Class L10, Class R1, and Class R2. In accordance with Rule 18f-3 under the 1940 Act, the Plan sets forth the differences among the classes with respect to distribution arrangements, shareholder services, expense allocations, and any related conversion features or exchange privileges.

The Company’s Board of Directors, including a majority of the Independent Directors, has determined that the Plan, including the allocation of expenses, is in the best interests of the Company as a whole, each Fund and each class of shares offered by each Fund.

II. ELEMENTS OF THE PLAN

Class Designation: The shares of each Fund shall be divided into the classes identified on Exhibit A to this Plan. Subject to approval by the Board of Directors, the Company may change the names designating the Funds’ classes of shares.

Differences in Distribution Arrangements: Institutional Class Shares and Class L10 Shares shall be available to eligible investors, including generally institutional investors, clients of registered investment advisors, and certain insurance company separate accounts (and others as disclosed in the Funds’ prospectuses, as amended from time to time (the “Prospectuses”)). Class R1 Shares and Class R2 Shares shall be available to defined contribution plans, health savings plans and qualified tuition programs (and others as disclosed in the Funds’ Prospectuses) that desire an expanded array of shareholder services, based on the requirements of the plans or programs as determined by such plans’ or programs’ sponsors or other fiduciaries, as disclosed in the Funds’ Prospectuses. All shares will be sold subject to the supervision of DFA Securities LLC (“DFAS”).

Institutional Class Shares, Class L10 Shares, Class R1 Shares, and Class R2 Shares have identical distribution arrangements, and such share classes shall not incur distribution expenses.

Differences in Shareholder Services: Investors in Institutional Class Shares shall receive a standard array of shareholder services, as described in the Prospectuses of Institutional Class Shares of the Funds. Investors in Class L10 Shares, Class R1 Shares, and Class R2 Shares shall receive an expanded (but not identical) array of shareholder services described in the Shareholder Services Agreements, as approved by the Company’s Board of Directors, and as disclosed in the Prospectuses of Class L10 Shares, Class R1 Shares, and Class R2 Shares of the Funds. These shareholder services shall include, among others, recordkeeping services, account statement preparation and transmission (Class R2 Shares only), transaction reporting, and services in connection with shareholder meetings (Class R2 Shares only).

Expense Allocation: In accordance with Rule 18f-3 under the 1940 Act, all expenses of each Fund shall be allocated among the classes of shares of such Fund pro rata based on the relative net assets of each class, except that the (i) fees and expenses incurred by a Fund under a Shareholder Services Agreement for its Class L10 Shares, Class R1 Shares, or Class R2 Shares shall be allocated to such class of the Fund, and (v) the following types of expenses specific to each class shall be allocated to such class:

•	transfer agency and other recordkeeping costs;

•	Securities and Exchange Commission and blue sky registration or qualification fees;

•	printing and postage expenses related to printing and distributing materials, such as shareholder reports, Prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

•	audit or accounting fees or expenses relating solely to such class;

•	the expenses of administrative personnel and services as required to support the shareholders of such class;

•	litigation or other legal expenses relating solely to such class;

•	Directors’ fees and expenses incurred as a result of issues relating solely to such class; and

•	other expenses subsequently identified and determined to be properly allocated to such class.

Conversion Features: Institutional Class Shares, Class L10 Shares, Class R1 Shares, and Class R2 Shares shall have no conversion features.

Exchange Privileges: Institutional Class Shares, Class L10 Shares, Class R1 Shares, and Class R2 Shares of a Fund may be exchanged for shares of the identical class of shares of another series of the Company, according to the terms and conditions stated in each Fund’s Prospectus, to the extent permitted under the 1940 Act and the rules and regulations adopted thereunder.

Voting and Other Rights: All class shares shall each have: (a) exclusive voting rights on any matter submitted to shareholders that relates solely to the arrangements for that class; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (c) in all other respects, the same rights and obligations as the other classes.

Additional Information: The Plan is qualified by and subject to the terms of the Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in the Plan. The Prospectuses for the Funds contain additional information about the classes and the Funds’ multiple class structure.

Adopted: March 23, 2007.

Amended and Restated: December 15, 2016.

Exhibit A

Fund	Classes
U.S. Micro Cap Portfolio	Institutional Class
DFA One-Year Fixed Income Portfolio	Institutional Class
DFA Short-Term Government Portfolio	Institutional Class
United Kingdom Small Company Portfolio	Institutional Class
Japanese Small Company Portfolio	Institutional Class
Continental Small Company Portfolio	Institutional Class
DFA Intermediate Government Fixed Income Portfolio	Institutional Class
DFA Five-Year Global Fixed Income Portfolio	Institutional Class
Asia Pacific Small Company Portfolio	Institutional Class
Large Cap International Portfolio	Institutional Class
U.S. Small Cap Portfolio	Institutional Class
U.S. Small Cap Value Portfolio Institutional	Institutional Class
U.S. Large Cap Value Portfolio	Institutional Class
DFA Real Estate Securities Portfolio	Institutional Class
LWAS/DFA International High Book to Market Portfolio	Institutional Class
Emerging Markets Portfolio	Institutional Class
DFA International Small Cap Value Portfolio	Institutional Class
VA U.S. Large Value Portfolio	Institutional Class
VA Global Bond Portfolio	Institutional Class
VA U.S. Targeted Value Portfolio	Institutional Class
VA International Value Portfolio	Institutional Class
VA International Small Portfolio	Institutional Class
VA Short-Term Fixed Portfolio	Institutional Class
Enhanced U.S. Large Company Portfolio	Institutional Class
DFA Two-Year Global Fixed Income Portfolio	Institutional Class
International Small Company Portfolio	Institutional Class
Emerging Markets Small Cap Portfolio	Institutional Class
U.S. Targeted Value Portfolio	Institutional Class, Class R1, and Class R2
Emerging Markets Value Portfolio	Institutional Class and Class R2
Emerging Markets Core Equity Portfolio	Institutional Class
Tax-Managed U.S. Targeted Value Portfolio	Institutional Class
Tax-Managed U.S. Small Cap Portfolio	Institutional Class
Tax-Managed U.S. Marketwide Value Portfolio	Institutional Class
Tax-Managed DFA International Value Portfolio	Institutional Class
Tax-Managed U.S. Equity Portfolio	Institutional Class
DFA Short-Term Municipal Bond Portfolio	Institutional Class
U.S. Core Equity 1 Portfolio	Institutional Class
U.S. Core Equity 2 Portfolio	Institutional Class
U.S. Vector Equity Portfolio	Institutional Class
International Core Equity Portfolio	Institutional Class
Emerging Markets Social Core Equity Portfolio	Institutional Class
DFA Inflation-Protected Securities Portfolio	Institutional Class
DFA International Real Estate Securities Portfolio	Institutional Class
DFA California Short-Term Municipal Bond Portfolio	Institutional Class
T.A. U.S. Core Equity 2 Portfolio	Institutional Class
CSTG&E U.S. Social Core Equity 2 Portfolio	Institutional Class
CSTG&E International Social Core Equity Portfolio	Institutional Class
U.S. Social Core Equity 2 Portfolio	Institutional Class
U.S. Sustainability Core 1 Portfolio	Institutional Class
International Sustainability Core 1 Portfolio	Institutional Class
DFA Selectively Hedged Global Fixed Income Portfolio	Institutional Class
T.A. World ex U.S. Core Equity Portfolio	Institutional Class
DFA Global Real Estate Securities Portfolio	Institutional Class
International Vector Equity Portfolio	Institutional Class
DFA Short-Term Extended Quality Portfolio	Institutional Class
DFA Intermediate-Term Extended Quality Portfolio	Institutional Class
DFA VA Global Moderate Allocation Portfolio	Institutional Class and Class L10
World ex U.S. Value Portfolio	Institutional Class
DFA Commodity Strategy Portfolio	Institutional Class

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DFA California Intermediate-Term Municipal Bond Portfolio	Institutional Class
DFA Investment Grade Portfolio	Institutional Class
World Core Equity Portfolio	Institutional Class
DFA LTIP Portfolio	Institutional Class
Selectively Hedged Global Equity Portfolio	Institutional Class
DFA World ex U.S. Government Fixed Income Portfolio	Institutional Class
DFA Intermediate-Term Municipal Bond Portfolio	Institutional Class
World ex U.S. Targeted Value Portfolio	Institutional Class
International Social Core Equity Portfolio	Institutional Class
World ex U.S. Core Equity Portfolio	Institutional Class
U.S. Large Cap Growth Portfolio	Institutional Class
U.S. Small Cap Growth Portfolio	Institutional Class
International Large Cap Growth Portfolio	Institutional Class
International Small Cap Growth Portfolio	Institutional Class
U.S. Large Cap Equity Portfolio	Institutional Class
DFA Short-Duration Real Return Portfolio	Institutional Class
DFA Municipal Real Return Portfolio	Institutional Class
DFA Municipal Bond Portfolio	Institutional Class
VIT Inflation-Protected Securities Portfolio	Institutional Class
DFA NY Municipal Bond Portfolio	Institutional Class
DFA Targeted Credit Portfolio	Institutional Class
Dimensional Retirement Income Fund	Institutional Class and Class R2
Dimensional 2060 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2055 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2050 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2045 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2040 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2035 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2030 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2025 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2020 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2015 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2010 Target Date Retirement Income Fund	Institutional Class and Class R2
Dimensional 2005 Target Date Retirement Income Fund	Institutional Class and Class R2
DFA Social Fixed Income Portfolio	Institutional Class
DFA Diversified Fixed Income Portfolio	Institutional Class
Global Small Company Portfolio	Institutional Class

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